As filed pursuant to Rule 424(b)(5)
Under the Securities Act of 1933
Registration No. 333-140960
SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED AUGUST 13, 2007
(TO PROSPECTUS DATED AUGUST 13, 2007)

$2,800,000

CWABS, Inc.
Depositor
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

CWABS Asset-Backed Certificates Trust 2007-12
Issuing Entity

Asset-Backed Certificates, Series 2007-12

Class M-7 Certificates

This Supplement modifies the Prospectus Supplement, dated August 13, 2007 (as supplemented by the supplements thereto dated September 11, 2007, the “Prospectus Supplement”) relating to the CWABS Asset-Backed Certificates Trust 2007-12, Asset-Backed Certificates, Series 2007-12. This Supplement has been prepared in connection with the sale by CWABS, Inc. to Countrywide Securities Corporation of $2,800,000 Original Certificate Principal Balance of the Class M-7 Certificates, and the distribution of those Class M-7 Certificates by Countrywide Securities Corporation to the public in negotiated transactions at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of those Class M-7 Certificates are expected to be approximately $2,429,000, plus accrued interest, before deducting expenses.

This Supplement modifies the information contained in the following sections of the Prospectus Supplement:

•	the “Risk Factors” section beginning on page S-16 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Countrywide Home Loans” section beginning on page S-43 of the Prospectus Supplement;

•	the “Static Pool Data” section on page S-48 of the Prospectus Supplement;

•	the “Summary—ERISA Considerations” section on page S-14 of the Prospectus Supplement and the the “ERISA Considerations” section beginning on page S-122 of the Prospectus Supplement; and

•	the “Method of Distribution” section on page S-124 of the Prospectus Supplement.

In addition, the Certificateholder Monthly Distribution Summary for the distribution date occurring in September 2007 is attached hereto as Annex A and provides information regarding the distribution made to the certificates on the distribution date occurring in September 2007, updated information regarding the mortgage loans and certain other information.

Countrywide Securities Corporation

The date of this Supplement is October 22, 2007.

Risk Factors

The section of the Prospectus Supplement titled “Risk Factors” beginning on page S-16 of the Prospectus Supplement is updated by adding the following paragraphs at the end of that section:

Mortgage Loans With Larger Principal Balances May Have A Disproportionate Effect On Your Certificates
The tables in Annex A entitled “Mortgage Loan Principal Balances” specify the percentage of the mortgage loans in each loan group, by aggregate stated principal balance of the mortgage loans in that loan group as of the cut-off date, that have principal balances in each of the ranges specified in those tables. The prepayment, delinquency, default and loss experience of mortgage loans with large principal balances may have a greater effect on the performance of the certificates than other mortgage loans. Significant realized losses on one or more mortgage loans with large principal balances will result in a substantial reduction in (or elimination of) the amount of overcollateralization and/or a substantial reduction or total write-down of the class certificate balance of one or more classes of subordinated certificates.

Withdrawal Or Downgrading Of Initial Ratings Is Likely To Affect The Values Of The Certificates
The rating by each of the rating agencies of the certificates is not a recommendation to purchase, hold or sell the certificates since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the certificates at any time they deem appropriate. In general, the ratings address credit risk and do not address the likelihood of prepayments.

The ratings on the certificates will depend primarily on an assessment by the rating agencies of the mortgage loans. A reduction or withdrawal of the ratings assigned to the certificates is likely to reduce the market value of the certificates and may affect your ability to sell them.

Recent Developments In The Residential Mortgage Market May Adversely Affect The Performance And Market Value Of Your Securities
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months and may continue to increase. These increases in delinquencies and losses have generally been more severe with respect to subprime mortgage loans and second-lien mortgage loans.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation, and housing values are expected to remain stagnant or decrease during the near term.  A continued decline or an extended flattening of housing values may result in additional increases in delinquencies and losses on residential mortgage loans generally.

Another factor that may result in higher delinquency rates and losses in the future is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable rate mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates and losses.

Investors should note that delinquencies and losses generally have been increasing with respect to securitizations sponsored by Countrywide Home Loans, Inc. These increases in delinquencies and losses (as adjusted for age) are most pronounced for recent vintages and are especially pronounced for those securitized pools that include loans with higher risk characteristics, including reduced documentation, higher loan-to-value ratios or lower credit scores. See “Static Pool Data” in this prospectus supplement and the Internet website referenced in that section for delinquency and loss information regarding certain prior securitized pools of Countrywide Home Loans, Inc.

In addition, numerous residential mortgage loan originators have recently experienced serious financial difficulties and, in some cases, bankruptcy. These difficulties may affect the market value of your securities.

Numerous laws, regulations and rules related to the servicing of mortgage loans, including foreclosure actions, have been proposed recently by federal, state and local governmental authorities. If enacted, these laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which are likely to result in delays and reductions in the distributions to be made to certificateholders. Certificateholders will bear the risk that these future regulatory developments will result in losses on their certificates, whether due to delayed or reduced distributions or reduced market value.

Lack Of Liquidity In The Secondary Market May Adversely Affect The Market Value Of Your Securities
The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from reduced investor demand for mortgage loans and mortgage-backed securities and increased investor yield requirements for those loans and securities. As a result, the secondary market for mortgage-backed securities is experiencing extremely limited liquidity. These conditions may continue or worsen in the future.

Limited liquidity in the secondary market for mortgage-backed securities has had a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans. Limited liquidity in the secondary market may continue to have a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans, those securities that are more sensitive to prepayment, credit or interest rate risk and those securities that have been structured to meet the investment requirements of limited categories of investors. See “Risk Factors—Secondary Market For The Securities May Not Exist” in the prospectus.

If only a portion of the certificates have been sold to the public, the market for the certificates could be illiquid because of the small amount of certificates held by the public. In addition, the market overhang created by the existence of certificates that the market is aware may be sold to the public in the near future could adversely affect your ability to sell, and/or the price you receive for, your certificates.

Servicing of Mortgage Loans - Countrywide Home Loans

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Countrywide Home Loans” beginning on page S-43 of the Prospectus Supplement is modified by replacing the last two paragraphs and table in that section with the following:

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and September 30, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,459.136 billion, respectively, substantially all of which were being serviced for unaffiliated persons. As of December 31, 2006 and June 30, 2007, Countrywide Home Loans provided servicing for credit-blemished mortgage loans (excluding mortgage loans being subserviced by Countrywide Home Loans) with an aggregate principal balance of approximately $124.537 billion and $134.304 billion, respectively.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial and its subsidiaries for the periods indicated.

	Consolidated Mortgage Loan Production
	Years Ended December 31,					Nine Months Ended September 30,
	2002	2003	2004	2005	2006	2007
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	993,538	1,509,925	826,914	776,479	723,933	775,307
Volume of Loans	$149,072	$234,526	$134,762	$159,561	$149,095	$155,120
Percent of Total Dollar Volume	59.2%	53.9%	37.1%	32.2%	32.2%	45.7%
Conventional Non-conforming Loans Number of Loans	283,536	562,389	529,192	866,476	730,511	387,900
Volume of Loans	$62,665	$138,006	$144,663	$235,614	$211,841	$122,460
Percent of Total Dollar Volume	24.9%	31.7%	39.9%	47.6%	45.8%	36.0%
FHA/VA Loans Number of Loans	157,626	196,063	105,562	80,555	89,753	96,154
Volume of Loans	$19,093	$24,402	$13,247	$10,714	$13,093	$15,375
Percent of Total Dollar Volume	7.6%	5.6%	3.6%	2.2%	2.8%	4.5%
Prime Home Equity Loans Number of Loans	316,049	453,817	587,046	728,252	716,353	458,727
Volume of Loans	$11,650	$18,103	$30,893	$44,850	$47,876	$29,875
Percent of Total Dollar Volume	4.6%	4.2%	8.5%	9.1%	10.4%	8.8%
Nonprime Mortgage Loans Number of Loans	63,195	124,205	250,030	278,112	245,881	90,528
Volume of Loans	$9,421	$19,827	$39,441	$44,637	$40,596	$16,928
Percent of Total Dollar Volume	3.7%	4.6%	10.9%	9.0%	8.8%	5.0%
Total Loans Number of Loans	1,813,944	2,846,399	2,298,744	2,729,874	2,506,431	1,808,616
Volume of Loans	$251,901	$434,864	$363,006	$495,376	$462,501	$339,758
Average Loan Amount	$139,000	$153,000	$158,000	$181,000	$185,000	$188,000
Non-Purchase Transactions(1)	66%	72%	51%	53%	55%	58%
Adjustable-Rate Loans(1)	14%	21%	52%	53%	46%	29%
_________
(1)	Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

For purposes of the table set forth above, the following terms have the following meanings:

Conventional Conforming Loans: prime credit quality, conventional, first-lien mortgage loans that qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

Conventional Non-conforming Loans: prime credit quality, conventional, first-lien mortgage loans that do not qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

FHA/VA Loans: loans that are insured or guaranteed by the Federal Housing Administration (“FHA”) or the Department of Veterans’ Affairs (“VA”).

Prime Home Equity Loans: prime credit quality second-lien mortgage loans, including home equity lines of credit.

Nonprime Mortgage Loans: first- and second-lien mortgage loans made to individuals with credit-blemished profiles.

Static Pool Data

The section of the Prospectus Supplement titled “Static Pool Data” on page S-48 of the Prospectus Supplement is updated by replacing the paragraphs in that section with the following:

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=02200710. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of Countrywide Home Loans that do not include the Mortgage Loans and that were established before January 1, 2006; or

•	in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

Delinquency data available at the foregoing web address has been calculated according to the OTS Method.

ERISA Considerations

For the purposes of the sections captioned “Summary—ERISA Considerations” and “ERISA Considerations” in the Prospectus Supplement, because the Class M-7 Certificates referenced above are being purchased by Countrywide Securities Corporation, those Class M-7 Certificates may be purchased by Plans or persons using Plan assets, so long as the conditions described in the section captioned “ERISA Considerations” with respect to the Class A Certificates are met.

Method of Distribution

For the purposes of the section captioned “Method of Distribution” in the Prospectus Supplement, the Class M-7 Certificates referred to above are being purchased by Countrywide Securities Corporation pursuant to a separate underwriting agreement between the Depositor and Countrywide Securities Corporation; accordingly, the information presented in the section captioned “Method of Distribution” with respect to the “Underwritten Certificates” shall apply with respect to those Class M-7 Certificates.

ANNEX A

[Certificateholder Monthly Distribution Summary]

THE BANK OF NEW YORK
101 Barclay Street, 4W			Distribution Date: 09/13/07
New York, NY 10286
Officer:	Michelle Penson	212-815-3087
Associate:	Jonathan Conte	212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	126697AA9	Senior	Fix-Act/360	501,417,000.00	5.664747	2,760,110.95	3,647,390.83	6,407,501.78	-	498,656,889.05	-
1A2	126697AB7	Senior	Fix-Act/360	55,713,000.00	5.664747	306,678.99	411,920.26	718,599.25	-	55,406,321.01	-
2A1	126697AC5	Senior	Fix-Act/360	247,938,000.00	5.700000	3,383,320.34	1,688,044.55	5,071,364.89	-	244,554,679.66	-
2A2	126697AD3	Senior	Fix-Act/360	84,376,000.00	5.757636	-	589,577.30	589,577.30	-	84,376,000.00	-
2A3	126697AE1	Senior	Fix-Act/360	171,497,000.00	5.757636	-	1,259,788.38	1,259,788.38	-	171,497,000.00	-
2A4	126697AF8	Senior	Fix-Act/360	73,467,000.00	5.757636	-	587,940.07	587,940.07	-	73,467,000.00	-
AR	126697AX9	Residual	Fix-Act/360	100.00	0.000000	100.00	-	100.00	-	-	-
P	126697AW1	Prepay Penalties	Fix-30/360	100.00	0.000000	-	20,848.20	20,848.20	-	100.00	-
C	126697AV3	Senior	Fix-30/360	1,459,985,056.00	0.000000	-	-	-	-	1,453,534,828.86	-

1M1	126697AG6	Junior	Fix-Act/360	17,953,000.00	5.711703	-	135,525.20	135,525.20	-	17,953,000.00	-
2M1	126697AH4	Junior	Fix-Act/360	18,547,000.00	5.711703	-	140,009.24	140,009.24	-	18,547,000.00	-
1M2	126697AJ0	Junior	Fix-Act/360	11,849,000.00	5.711703	-	91,994.32	91,994.32	-	11,849,000.00	-
2M2	126697AK7	Junior	Fix-Act/360	12,241,000.00	5.711703	-	95,037.76	95,037.76	-	12,241,000.00	-
1M3	126697AL5	Junior	Fix-Act/360	31,956,000.00	5.711703	-	256,118.46	256,118.46	-	31,956,000.00	-
2M3	126697AM3	Junior	Fix-Act/360	33,013,000.00	5.711703	-	264,590.02	264,590.02	-	33,013,000.00	-
M4	126697AN1	Junior	Fix-Act/360	18,250,000.00	5.711703	-	151,936.32	151,936.32	-	18,250,000.00	-
M5	126697AP6	Junior	Fix-Act/360	21,170,000.00	5.711703	-	184,590.64	184,590.64	-	21,170,000.00	-
M6	126697AQ4	Junior	Fix-Act/360	25,549,000.00	5.711703	-	242,609.05	242,609.05	-	25,549,000.00	-
M7	126697AR2	Junior	Fix-Act/360	10,950,000.00	5.711703	-	103,979.38	103,979.38	-	10,950,000.00	-
M8	126697AS0	Junior	Fix-Act/360	13,140,000.00	5.711703	-	124,775.25	124,775.25	-	13,140,000.00	-
M9	126697AT8	Junior	Fix-Act/360	7,300,000.00	5.711703	-	69,319.58	69,319.58	-	7,300,000.00	-

Totals				2,816,311,256.00		6,450,210.28	10,065,994.81	16,516,205.09	-	2,803,410,818.58	-

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Net Principal Distribution	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	126697AA9	501,417,000.00	501,417,000.00	2,760,110.95	-	498,656,889.05	0.994495378
1A2	126697AB7	55,713,000.00	55,713,000.00	306,678.99	-	55,406,321.01	0.994495378
2A1	126697AC5	247,938,000.00	247,938,000.00	3,383,320.34	-	244,554,679.66	0.986354168
2A2	126697AD3	84,376,000.00	84,376,000.00	-	-	84,376,000.00	1.000000000
2A3	126697AE1	171,497,000.00	171,497,000.00	-	-	171,497,000.00	1.000000000
2A4	126697AF8	73,467,000.00	73,467,000.00	-	-	73,467,000.00	1.000000000
AR	126697AX9	100.00	100.00	100.00	-	-	0.000000000
P	126697AW1	100.00	100.00	-	-	100.00	1.000000000
C	126697AV3	1,459,985,056.00	1,459,985,056.00	-	-	1,453,534,828.86	0.995581991

1M1	126697AG6	17,953,000.00	17,953,000.00	-	-	17,953,000.00	1.000000000
2M1	126697AH4	18,547,000.00	18,547,000.00	-	-	18,547,000.00	1.000000000
1M2	126697AJ0	11,849,000.00	11,849,000.00	-	-	11,849,000.00	1.000000000
2M2	126697AK7	12,241,000.00	12,241,000.00	-	-	12,241,000.00	1.000000000
1M3	126697AL5	31,956,000.00	31,956,000.00	-	-	31,956,000.00	1.000000000
2M3	126697AM3	33,013,000.00	33,013,000.00	-	-	33,013,000.00	1.000000000
M4	126697AN1	18,250,000.00	18,250,000.00	-	-	18,250,000.00	1.000000000
M5	126697AP6	21,170,000.00	21,170,000.00	-	-	21,170,000.00	1.000000000
M6	126697AQ4	25,549,000.00	25,549,000.00	-	-	25,549,000.00	1.000000000
M7	126697AR2	10,950,000.00	10,950,000.00	-	-	10,950,000.00	1.000000000
M8	126697AS0	13,140,000.00	13,140,000.00	-	-	13,140,000.00	1.000000000
M9	126697AT8	7,300,000.00	7,300,000.00	-	-	7,300,000.00	1.000000000

Totals		2,816,311,256.00	2,816,311,256.00	6,450,210.28	-	2,803,410,818.58

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Total Interest Due	Net Rate Carryover Paid	Net Interest Shortfall	Interest Paid	Net Rate Carryover After Dist.
1A1	501,417,000.00	5.664747	8.447419	3,392,700.47	3,392,700.47	254,690.35	-	3,647,390.83	-
1A2	55,713,000.00	5.664747	8.586129	376,966.72	376,966.72	34,953.54	-	411,920.26	-
2A1	247,938,000.00	5.700000	7.906452	1,688,044.55	1,688,044.55	-	-	1,688,044.55	-
2A2	84,376,000.00	5.757636	8.114516	580,268.58	580,268.58	9,308.72	-	589,577.30	-
2A3	171,497,000.00	5.757636	8.530645	1,179,415.01	1,179,415.01	80,373.37	-	1,259,788.38	-
2A4	73,467,000.00	5.757636	9.293548	505,245.47	505,245.47	82,694.60	-	587,940.07	-
AR	100.00	0.000000	0.000000	-	-	-	-	-	-
P	100.00	0.000000	250178.400000	-	-	-	-	20,848.20	-
C	1,459,985,056.00	0.000000	0.000000	-	-	-	-	-	-

1M1	17,953,000.00	5.711703	8.766452	122,480.97	122,480.97	13,044.24	-	135,525.20	-
2M1	18,547,000.00	5.711703	8.766452	126,533.42	126,533.42	13,475.82	-	140,009.24	-
1M2	11,849,000.00	5.711703	9.016129	80,837.57	80,837.57	11,156.75	-	91,994.32	-
2M2	12,241,000.00	5.711703	9.016129	83,511.92	83,511.92	11,525.84	-	95,037.76	-
1M3	31,956,000.00	5.711703	9.307419	218,013.80	218,013.80	38,104.66	-	256,118.46	-
2M3	33,013,000.00	5.711703	9.307419	225,224.98	225,224.98	39,365.04	-	264,590.02	-
M4	18,250,000.00	5.711703	9.668065	124,507.19	124,507.19	27,429.13	-	151,936.32	-
M5	21,170,000.00	5.711703	10.125806	144,428.34	144,428.34	40,162.30	-	184,590.64	-
M6	25,549,000.00	5.711703	11.027419	174,303.25	174,303.25	68,305.80	-	242,609.05	-
M7	10,950,000.00	5.711703	11.027419	74,704.32	74,704.32	29,275.06	-	103,979.38	-
M8	13,140,000.00	5.711703	11.027419	89,645.18	89,645.18	35,130.07	-	124,775.25	-
M9	7,300,000.00	5.711703	11.027419	49,802.88	49,802.88	19,516.71	-	69,319.58	-

Totals	2,816,311,256.00			9,236,634.62	9,236,634.62	808,512.00	-	10,065,994.81	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	126697AA9	501,417,000.00	1000.000000000	5.504621810	7.274166667	994.495378190	5.664747
1A2	126697AB7	55,713,000.00	1000.000000000	5.504621810	7.393611111	994.495378190	5.664747
2A1	126697AC5	247,938,000.00	1000.000000000	13.645832167	6.808333333	986.354167833	5.700000
2A2	126697AD3	84,376,000.00	1000.000000000	0.000000000	6.987500000	1000.000000000	5.757636
2A3	126697AE1	171,497,000.00	1000.000000000	0.000000000	7.345833333	1000.000000000	5.757636
2A4	126697AF8	73,467,000.00	1000.000000000	0.000000000	8.002777778	1000.000000000	5.757636
AR	126697AX9	100.00	1000.000000000	1000.000000000	0.000000000	0.000000000	0.000000
P	126697AW1	100.00	1000.000000000	0.000000000	208482.000000000	1000.000000000	0.000000
C	126697AV3	1,459,985,056.00	1000.000000000	0.000000000	0.000000000	995.581990984	0.000000

1M1	126697AG6	17,953,000.00	1000.000000000	0.000000000	7.548888889	1000.000000000	5.711703
2M1	126697AH4	18,547,000.00	1000.000000000	0.000000000	7.548888889	1000.000000000	5.711703
1M2	126697AJ0	11,849,000.00	1000.000000000	0.000000000	7.763888889	1000.000000000	5.711703
2M2	126697AK7	12,241,000.00	1000.000000000	0.000000000	7.763888889	1000.000000000	5.711703
1M3	126697AL5	31,956,000.00	1000.000000000	0.000000000	8.014722222	1000.000000000	5.711703
2M3	126697AM3	33,013,000.00	1000.000000000	0.000000000	8.014722222	1000.000000000	5.711703
M4	126697AN1	18,250,000.00	1000.000000000	0.000000000	8.325277778	1000.000000000	5.711703
M5	126697AP6	21,170,000.00	1000.000000000	0.000000000	8.719444444	1000.000000000	5.711703
M6	126697AQ4	25,549,000.00	1000.000000000	0.000000000	9.495833333	1000.000000000	5.711703
M7	126697AR2	10,950,000.00	1000.000000000	0.000000000	9.495833333	1000.000000000	5.711703
M8	126697AS0	13,140,000.00	1000.000000000	0.000000000	9.495833333	1000.000000000	5.711703
M9	126697AT8	7,300,000.00	1000.000000000	0.000000000	9.495833333	1000.000000000	5.711703

Totals		2,816,311,256.00	1000.000000000	2.290304478	3.574176962	995.419385058

THE BANK OF NEW YORK
101 Barclay Street, 4W
New York, NY 10286
Officer:	Michelle Penson	212-815-3087
Associate:	Jonathan Conte	212-815-6146

CWABS, Inc.
CWABS Asset-Backed Certificates Trust 2007-12

Pool Level Data
Distribution Date		9/13/2007
Cut-off Date		8/1/2007
Record Date		8/31/2007
Determination Date		9/1/2007
LIBOR Determination Date		8/9/2007
Accrual Period 30/360	Begin	8/1/2007
	End	9/1/2007
Number of Days in 30/360 Accrual Period		30

Collateral Detail

Original Mortgage Loan Details

Group I	Group II	Total
Original Aggregate Loan Count	3,974	3,373	7,347
Original Stated Principal Balance	718,124,786.62	741,860,269.76	1,459,985,056.38
Original Weighted Average Mortgage Rate	8.62847%	8.76159%
Original Weighted Average Net Mortgage Rate	8.11947%	8.25259%
Original Weighted Average Remaining Term	0	0

Current Mortgage Loan Details

Group I	Group II	Total
Beginning Aggregate Loan Count	3,974	3,373	7,347
Loans Paid Off or otherwise removed pursuant to the PSA	18	11	29
Ending Aggregate Loan Count	3,956	3,362	7,318

Beginning Pool Stated Principal Balance	718,124,786.62	741,860,269.76	1,459,985,056.38
Scheduled Principal	319,103.50	292,938.00	612,041.50
Unscheduled Principal	2,747,742.19	3,090,443.83	5,838,186.02
Realized Principal Losses	-	-	-
Ending Pool Stated Principal Balance	715,057,940.93	738,476,887.93	1,453,534,828.86

Beginning Weighted Average Mortgage Rate	8.62847%	8.76159%
Beginning Weighted Average Net Mortgage Rate	8.11947%	8.25259%
Ending Weighted Average Mortgage Rate	8.62773%	8.75584%
Ending Weighted Average Net Mortgage Rate	8.11873%	8.24684%

Beginning Weighted Average Remaining Term to Maturity	0	0
Ending Weighted Average Remaining Term to Maturity	384	387

Loan Substitution

Group I	Group II	Total
Aggregate Stated of Principal Balances Removed	-	-	-
Aggregate Stated of Principal Balance Added	-	-	-
Aggregate Principal Substitution Shortfall Amount	-	-	-

Fees of the Trust

Group I	Group II	Total
Gross Master Servicing Fee	299,218.66	309,108.45	608,327.11
Net Master Servicing Fee	298,124.42	307,408.67	605,533.09
Trustee Fee	5,385.94	5,563.95	10,949.89
Total Net Loan Fees	303,510.36	312,972.62	616,482.98

Servicer Advances

Group I	Group II	Total
Principal Advances	42.07	305.13	347.20
Interest Advances	697.07	3,528.37	4,225.44
Reimbursement for Principal & Interest Advances	-	-	-
Reimbursement for Nonrecoverable Advances	-	-	-
Total Advances	739.14	3,833.50	4,572.64

Mortgage Prepayment Details

Group I	Group II	Total
Principal Balance of Loans Paid in Full	2,627,245.77	3,031,804.75	5,659,050.52
Prepayment Interest Excess	-	-	-
Prepayment Interest Shortfall	1,094.24	1,699.78	2,794.02
Compensating Interest	1,094.24	1,699.78	2,794.02
Non-Supported Prepayment Interest Shortfall	-	-	-
Prepayment Charges	8,944.48	11,903.72	20,848.20
CPR %	4.49808%	4.88789%
SMM %	0.38280%	0.41674%

Delinquency Information

Delinquency Info	Group 1	Group 2	Total

30-59 Days	86,192.98	0.01205%	494,645.09	0.06698%	580,838.07	0.03996%
1	0.02528%	2	0.05949%	3	0.04099%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

Total	86,192.98	0.01205%	494,645.09	0.06698%	580,838.07	0.03996%
1	0.02528%	2	0.05949%	3	0.04099%

Foreclosure Info	Group 1	Group 2	Total

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

Total	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

REO Info	Group 1	Group 2	Total

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

Total	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

Bankruptcy Info	Group 1	Group 2	Total

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

Total	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure Bankruptcy, REO	Group 1	Group 2	Total

All	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure,REO Bankruptcy, Delinquency	Group 1	Group 2	Total

All	86,192.98	0.01205%	494,645.09	0.06698%	580,838.07	0.03996%
1	0.02528%	2	0.05949%	3	0.04099%

Realized Loss Detail

Realized Losses

Group I	Group II	Total
Current Period Realized Losses	-	-	-
Cumulative Realized Losses	-	-	-
Total Liquidated Loan Balance	-	-	-
Total Liquidated Proceeds	-	-	-
Subsequent Recoveries	-	-	-
MDR ( Monthly Default Rate )	0.00000%	0.00000%
CDR ( Conditional Default Rate )	0.00000%	0.00000%

Loan ID	Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

N/A

Group II

N/A

Servicer Remittance Summary

Interest Remittance Amount

Group I	Group II	Total
Scheduled Interest Collected	5,162,504.58	5,414,876.07	10,577,380.65
Plus: Compensating Interest	1,094.24	1,699.78	2,794.02
Less: Servicing Fees	299,218.66	309,108.45	608,327.11
Less: Mortgage Insurance Premium (PMI)	-	-	-
Total Interest Remittance Amount	4,864,380.15	5,107,467.41	9,971,847.56

Principal Remittance Amount

Group I	Group II	Total
Scheduled Principal	319,103.50	292,938.00	612,041.50
Curtailment Principal	120,496.42	58,639.08	179,135.50
Paid in Full Principal	2,627,245.77	3,031,804.75	5,659,050.52
Repurchased Principal	-	-	-
Liquidation Principal	-	-	-
Subsequent Recoveries	-	-	-
Less: Non-Recoverable Principal Advances relating to Principal	-	-	-
Total Principal Remittance Amount	3,066,845.69	3,383,381.83	6,450,227.52

Other Remittance Amounts

Group I	Group II	Total
Prepayment Charge	8,944.48	11,903.72	20,848.20
Other Amounts Required	-	-	-
Total Other Remittance	8,944.48	11,903.72	20,848.20

Total Servicer Remittance	7,940,170.32	8,502,752.96	16,442,923.28

Distributable Amounts

Principal Distribution Amount

Group I	Group II	Total
Principal Remittance Amount	3,066,845.69	3,383,381.83	6,450,227.52
Plus: Supplemental Loan Deposit	-	-	-
Plus: Extra Principal Distribution Amount	-	-	-
Less: OC Reduction	55.74	61.49	117.24
Principal Distribution Amount	3,066,789.95	3,383,320.34	6,450,110.28

Interest Funds

Group I	Group II	Total
Interest Remittance	4,864,380.15	5,107,467.41	9,971,847.56
Less: Trustee Fee	5,385.94	5,563.95	10,949.89
Interest Funds	4,858,994.22	5,101,903.46	9,960,897.67

Net Rate Carryover Details

Net Rate Cap Details

Libor Rate	5.35000%
Group 1 Net Rate Cap	5.66475%
Group 2 Net Rate Cap	5.75764%
Subordinate Net Rate Cap	5.71170%

Class	Beginning Balance	Interest Thereon	Current Period Amount	Amount Paid	Ending Amount
1A1	-	-	254,690.35	254,690.35	-
1A2	-	-	34,953.54	34,953.54	-
2A1	-	-	-	-	-
2A2	-	-	9,308.72	9,308.72	-
2A3	-	-	80,373.37	80,373.37	-
2A4	-	-	82,694.60	82,694.60	-
1M1	-	-	13,044.24	13,044.24	-
2M1	-	-	13,475.82	13,475.82	-
1M2	-	-	11,156.75	11,156.75	-
2M2	-	-	11,525.84	11,525.84	-
1M3	-	-	38,104.66	38,104.66	-
2M3	-	-	39,365.04	39,365.04	-
M4	-	-	27,429.13	27,429.13	-
M5	-	-	40,162.30	40,162.30	-
M6	-	-	68,305.80	68,305.80	-
M7	-	-	29,275.06	29,275.06	-
M8	-	-	35,130.07	35,130.07	-
M9	-	-	19,516.71	19,516.71	-
Total	--	--	808,512.00	808,512.00	--

Distribution Summary

Amounts Available for Distribution

Total Servicer Remittance	16,442,923.28
Investment Income	-
Certificate Net Swap Proceeds Allocable to the Trust	84,131.71
Carryover Reserve Fund withdrawal	-
Principal Reserve Fund withdrawal	100.00
Other Amounts	-
Total Available	16,527,154.99

Distribution Payments

Trustee Fee	10,949.89
Certificate Net Swap Payment	-
Class Payments	16,516,205.10
Total Payments	16,527,154.99

Trust Accounts

Distribution Account

Beginning Balance	-
Deposit	16,527,154.99
Withdrawal	16,527,154.99
Ending Balance	-

Carryover Reserve Account

Beginning Balance	-
Deposits	724,380.30
Withdrawals	724,380.30
Ending Balance	-

Certificate Swap Account

Beginning Balance	-
Deposits	84,131.71
Withdrawals	84,131.71
Ending Balance	-

Class P Principal Reserve Account

Beginning Balance	100.00
Deposit	-
Withdrawal	100.00
Ending Balance	-

Final Maturity Reserve Fund

Beginning Balance	-
Deposit	-
Withdrawals	-
Ending Balance	-

Credit Comeback Excess Account

Beginning Balance	-
Deposits	-
Withdrawals	-
Ending Balance	-

Certificate Swap Contract Details

Floating Rate Receipt	8,667,299.90
Fixed Rate Payment	6,216,494.17

Net Swap Payment Paid	-
Net Swap Payment Received	790,992.37
Net Swap Payment Received allocated to Trust	84,131.71

Swap Termination Fee	-
Seniors Libor Classes Current Interest and Interest Carry Forward Amounts	-
Subordinate Current Interest and Interest Carry Forward Amounts	-
Extra Principal Distribution to meet OD Deficiency	-
Net Carryover Amounts Paid	-
Senior Classes Unpaid Loss Amounts	-
Subordinate Classes Unpaid Loss Amounts	-
Total	-

Credit Enhancements

Overcollateralization Details

.	OC Prior	103,658,939.14
OC Floor	7,299,925.29
OC Target	103,658,939.14
OC Deficiency	-
OC Reduction	117.24
OC Ending	103,658,939.14

Application of Excess Cashflow

Excess Cashflow available after application of interest payments	724,263.06
Plus: OC Reduction Amount	117.24
Plus: Carryover Reserve Fund earnings	-
Less: Extra Principal Distribution Amount	-
Less: Unpaid Realized Loss Amount	-
Less: Interest Carryover Amount	-
Less: Carryover Shortfalls Paid	724,380.30
Less: Transfer to Carryover Shortfall Reserve to replenish initial deposit	-
Remaining Excess Cashflow available to Residual Class	-

Trigger Event Details

Delinquency Trigger Test

Group I	Group II	Total
Current Month	-	-	-
1 Month Prior	-	-	-
2 Months Prior	-	-	-

Three-month Rolling Delinquency Rate	0.00000%
Senior Enhancement Percentage	22.30003%
Specified Delinquency Rate Trigger	6.69001%

Is Delinquency Trigger Event in Effect?	NO

Delinquency Trigger Event applicable only on
or after the Step-Down Date

Cumulative Loss Trigger Test

Cumulative Loss Percentage	0.00000%
Specified Cumulative Loss Percentage	100.00000%

Is Cumulative Loss Trigger Event in Effect?	NO

Cumulative Loss Trigger Event applicable
only on or after the Step-Down Date

Is Trigger Event in Effect?	NO

Stepdown Date Details

Balance of Senior Notes ( after application of Principal Remittance Amount )	1,127,957,772.48
Threshold Balance of Senior Notes to trigger Stepdown Date	805,258,295.19
Has the 3rd Anniversary Distribution Date occured?	NO
Has the Balance of Senior Notes been reduced to zero?	NO

Has Stepdown Date been reached?	NO

Subordination

Credit Support	Original	Current
Class A	2,594,393,256.00	2,581,492,818.58
Class A Percentage	92.120260%	92.084000%

Class 1M1	17,953,000.00	17,953,000.00
Class 1M1 Percentage	0.637465%	0.640398%

Class 2M1	18,547,000.00	18,547,000.00
Class 2M1 Percentage	0.658556%	0.661587%

Class 1M2	11,849,000.00	11,849,000.00
Class 1M2 Percentage	0.420728%	0.422664%

Class 2M2	12,241,000.00	12,241,000.00
Class 2M2 Percentage	0.434647%	0.436647%

Class 1M3	31,956,000.00	31,956,000.00
Class 1M3 Percentage	1.134676%	1.139897%

Class 2M3	33,013,000.00	33,013,000.00
Class 2M3 Percentage	1.172207%	1.177601%

Class M4	18,250,000.00	18,250,000.00
Class M4 Percentage	0.648011%	0.650993%

Class M5	21,170,000.00	21,170,000.00
Class M5 Percentage	0.751692%	0.755152%

Class M6	25,549,000.00	25,549,000.00
Class M6 Percentage	0.907180%	0.911354%

Class M7	10,950,000.00	10,950,000.00
Class M7 Percentage	0.388806%	0.390596%

Class M8	13,140,000.00	13,140,000.00
Class M8 Percentage	0.466568%	0.468715%

Class M9	7,300,000.00	7,300,000.00
Class M9 Percentage	0.259204%	0.260397%

Prepayment Loan Details

					Group I	Group II	Total
	Prepayment Penalties				8,944.48	11,903.72	20,848.20

Loan ID		Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

161305744		155,720.76	8/24/2007	-	NJ	11.700	123	Paid in Full
164628811		125,570.65	9/7/2007	-	NC	7.990	6	Paid in Full
164628979		214,635.32	9/7/2007	-	WV	7.300	7	Paid in Full
164628995		139,569.89	9/12/2007	-	NM	8.500	6	Paid in Full
164629315		100,487.13	9/15/2007	-	WV	8.450	6	Paid in Full

165210240		84,816.18	8/24/2007	-	IL	10.190	6	Paid in Full
168204718		373,359.97	9/6/2007	-	IL	7.490	4	Paid in Full
168208159		111,902.82	9/12/2007	2,237.40	VA	7.990	125	Paid in Full
168796012		309,853.94	9/13/2007	-	IL	10.050	124	Paid in Full
169945213		112,000.00	8/29/2007	-	TX	10.125	1	Paid in Full

170407717		124,486.00	8/28/2007	-	WY	8.500	1	Paid in Full
170837258		50,400.00	9/7/2007	2,318.40	FL	11.500	1	Paid in Full
171182475		79,121.12	9/13/2007	-	TX	10.100	3	Paid in Full
171184676		186,995.51	8/21/2007	1,871.00	OH	8.100	123	Paid in Full
171184972		50,353.77	9/5/2007	2,517.68	OK	9.850	3	Paid in Full

176181215		157,500.00	9/15/2007	-	SC	8.500	1	Paid in Full
176666797		159,700.00	9/5/2007	-	OR	9.750	1	Paid in Full
177287060		92,000.00	9/15/2007	-	GA	8.875	1	Paid in Full

Group II

161668225		109,572.35	8/28/2007	-	CA	11.550	3	Paid in Full
162650031		344,000.00	9/5/2007	-	CA	8.800	2	Paid in Full
171183555		141,174.46	9/4/2007	7,058.72	TN	10.000	3	Paid in Full
171240168		139,952.73	8/24/2007	-	VA	11.250	2	Paid in Full
171287595		580,000.00	9/4/2007	-	CT	9.625	2	Paid in Full

171355662		170,000.00	9/15/2007	-	CO	9.750	1	Paid in Full
171371403		235,968.46	9/15/2007	-	CA	10.550	2	Paid in Full
171385853		616,267.90	8/24/2007	-	SC	10.750	2	Paid in Full
171527816		403,984.00	9/15/2007	-	IL	11.500	2	Paid in Full
176115454		150,000.00	9/10/2007	4,845.00	FL	8.075	1	Paid in Full

176233259		141,484.66	9/5/2007	-	ND	9.800	2	Paid in Full

Stratification Tables

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	3	0.076	62,788.20	0.009
25,000.00	-	50,000.00	59	1.491	2,747,416.55	0.384
50,000.00	-	75,000.00	267	6.749	17,211,402.78	2.407
75,000.00	-	100,000.00	442	11.173	39,118,310.24	5.471
100,000.00	-	125,000.00	492	12.437	55,447,325.89	7.754
125,000.00	-	150,000.00	487	12.310	67,399,887.77	9.426
150,000.00	-	175,000.00	393	9.934	63,962,986.65	8.945
175,000.00	-	200,000.00	420	10.617	79,039,485.65	11.054
200,000.00	-	225,000.00	304	7.685	64,797,598.40	9.062
225,000.00	-	250,000.00	251	6.345	59,487,914.55	8.319
250,000.00	-	275,000.00	204	5.157	53,574,295.14	7.492
275,000.00	-	300,000.00	172	4.348	49,626,536.01	6.940
300,000.00	-	325,000.00	141	3.564	44,063,704.04	6.162
325,000.00	-	350,000.00	118	2.983	39,938,982.76	5.585
350,000.00	-	375,000.00	91	2.300	32,864,473.89	4.596
375,000.00	-	400,000.00	62	1.567	23,996,092.16	3.356
400,000.00	-	425,000.00	37	0.935	15,136,402.58	2.117
425,000.00	-	450,000.00	4	0.101	1,756,935.68	0.246
450,000.00	-	475,000.00	3	0.076	1,392,782.25	0.195
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	2	0.051	1,026,771.93	0.144
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	2	0.051	1,159,789.45	0.162
600,000.00	-	625,000.00	1	0.025	620,000.00	0.087
625,000.00	-	650,000.00	1	0.025	626,058.36	0.088
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	3956	100.000	715,057,940.93	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	6	0.178	122,067.05	0.017
25,000.00	-	50,000.00	45	1.338	2,049,333.98	0.278
50,000.00	-	75,000.00	227	6.752	14,325,153.40	1.940
75,000.00	-	100,000.00	364	10.827	32,165,977.35	4.356
100,000.00	-	125,000.00	414	12.314	46,397,580.02	6.283
125,000.00	-	150,000.00	361	10.738	49,594,528.48	6.716
150,000.00	-	175,000.00	316	9.399	51,281,540.32	6.944
175,000.00	-	200,000.00	259	7.704	48,675,242.56	6.591
200,000.00	-	225,000.00	215	6.395	45,721,276.31	6.191
225,000.00	-	250,000.00	149	4.432	35,389,206.08	4.792
250,000.00	-	275,000.00	114	3.391	29,952,455.90	4.056
275,000.00	-	300,000.00	133	3.956	38,309,411.49	5.188
300,000.00	-	325,000.00	105	3.123	32,906,551.91	4.456
325,000.00	-	350,000.00	73	2.171	24,588,552.84	3.330
350,000.00	-	375,000.00	44	1.309	16,027,803.37	2.170
375,000.00	-	400,000.00	40	1.190	15,537,445.03	2.104
400,000.00	-	425,000.00	57	1.695	23,580,037.63	3.193
425,000.00	-	450,000.00	71	2.112	31,133,736.43	4.216
450,000.00	-	475,000.00	73	2.171	33,677,494.69	4.560
475,000.00	-	500,000.00	85	2.528	41,596,127.17	5.633
500,000.00	-	525,000.00	39	1.160	20,085,616.49	2.720
525,000.00	-	550,000.00	37	1.101	19,895,706.43	2.694
550,000.00	-	575,000.00	30	0.892	16,858,957.08	2.283
575,000.00	-	600,000.00	31	0.922	18,315,737.24	2.480
600,000.00	-	625,000.00	17	0.506	10,355,073.13	1.402
625,000.00	-	650,000.00	18	0.535	11,509,747.80	1.559
650,000.00	-	675,000.00	7	0.208	4,668,823.05	0.632
675,000.00	-	700,000.00	13	0.387	8,973,445.35	1.215
700,000.00	-	725,000.00	5	0.149	3,558,223.88	0.482
725,000.00	-	750,000.00	9	0.268	6,688,063.19	0.906
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	1	0.030	798,810.14	0.108
>		800,000.00	4	0.119	3,737,162.14	0.506
		Wgt Ave / Total:	3362	100.000	738,476,887.93	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	4	0.101	647,154.26	0.091
5.5	-	6.0	18	0.455	5,045,923.21	0.706
6.0	-	6.5	73	1.845	19,413,581.11	2.715
6.5	-	7.0	215	5.435	50,280,678.19	7.032
7.0	-	7.5	289	7.305	63,747,886.14	8.915
7.5	-	8.0	636	16.077	131,490,064.87	18.389
8.0	-	8.5	556	14.055	101,339,473.99	14.172
8.5	-	9.0	645	16.304	110,653,607.28	15.475
9.0	-	9.5	396	10.010	67,445,545.66	9.432
9.5	-	10.0	399	10.086	63,270,721.79	8.848
10.0	-	10.5	253	6.395	40,816,032.25	5.708
10.5	-	11.0	195	4.929	28,282,064.90	3.955
11.0	-	11.5	122	3.084	16,535,457.19	2.312
11.5	-	12.0	111	2.806	12,324,103.92	1.724
12.0	-	12.5	22	0.556	2,206,698.58	0.309
>		12.5	22	0.556	1,558,947.59	0.218
		Wgt Ave / Total:	3956	100.000	715,057,940.93	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	18	0.535	6,419,597.96	0.869
6.0	-	6.5	102	3.034	31,595,550.57	4.278
6.5	-	7.0	198	5.889	61,285,523.09	8.299
7.0	-	7.5	216	6.425	58,479,052.36	7.919
7.5	-	8.0	431	12.820	105,168,130.64	14.241
8.0	-	8.5	424	12.612	99,582,557.10	13.485
8.5	-	9.0	435	12.939	93,861,903.72	12.710
9.0	-	9.5	367	10.916	72,219,572.18	9.780
9.5	-	10.0	337	10.024	64,584,380.70	8.746
10.0	-	10.5	239	7.109	47,424,748.15	6.422
10.5	-	11.0	211	6.276	39,797,422.43	5.389
11.0	-	11.5	131	3.896	23,963,109.26	3.245
11.5	-	12.0	109	3.242	18,038,913.12	2.443
12.0	-	12.5	75	2.231	10,546,423.97	1.428
>		12.5	69	2.052	5,510,002.68	0.746
		Wgt Ave / Total:	3362	100.000	738,476,887.93	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	443	11.198	116,715,551.56	16.323
		FL	448	11.325	80,467,635.28	11.253
		AZ	154	3.893	29,299,258.58	4.097
		VA	138	3.488	24,532,429.87	3.431
		WA	101	2.553	23,834,881.32	3.333
		CO	37	0.935	7,670,058.32	1.073
		Others	2635	66.608	432,538,126.00	60.490
		Wgt Ave / Total:	3956	100.000	715,057,940.93	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	573	17.043	203,120,787.21	27.505
		FL	480	14.277	95,215,510.41	12.893
		AZ	110	3.272	22,028,601.15	2.983
		VA	113	3.361	24,702,803.62	3.345
		WA	94	2.796	23,995,380.77	3.249
		CO	51	1.517	12,127,246.35	1.642
		Others	1941	57.733	357,286,558.42	48.382
		Wgt Ave / Total:	3362	100.000	738,476,887.93	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	8	0.202	1,310,486.64	0.183
120	-	180	65	1.643	6,538,190.85	0.914
180	-	300	36	0.910	4,179,615.48	0.585
300	-	360	3004	75.935	528,070,553.02	73.850
>		360	843	21.309	174,959,094.94	24.468
		Wgt Ave / Total:	3956	100.000	715,057,940.93	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	2	0.059	63,857.04	0.009
120	-	180	49	1.457	5,012,588.09	0.679
180	-	300	25	0.744	3,403,157.07	0.461
300	-	360	2571	76.472	537,422,029.58	72.774
>		360	715	21.267	192,575,256.15	26.077
		Wgt Ave / Total:	3362	100.000	738,476,887.93	100.000